Exhibit 99.11


                          [AMERICAN RADIO SYSTEMS LOGO]





FOR IMMEDIATE RELEASE                  Contact:  Joe Winn, Chief Financial
                                       Officer or Bruce Danziger, Director
                                       of Investor Relations
                                       (617) 375-7500


                        AMERICAN RADIO SYSTEMS TO LIST ON
                             NEW YORK STOCK EXCHANGE


         Boston, Massachusetts - February 3, 1997 - American Radio Systems Corporation announced today that it has filed an application to list its Class A Common Stock on the New York Stock Exchange. The Company's shares will continue trading on the NASDAQ National Market until the New York Stock Exchange listing is effective, which is expected to be on February 5, 1997. The Company will be trading under the symbol AFM.

         American Radio Systems Corporation began trading shares publicly in June, 1995 on NASDAQ. The Company owns and/or manages 46 FM and 22 AM stations in Boston, Baltimore, Portland, Sacramento, Hartford, Las Vegas, Austin, Buffalo, San Jose, West Palm Beach, Rochester, Dayton, and Fresno. The Company also has options and/or agreements to buy additional radio stations in Boston, Cincinnati, Baltimore, Sacramento, San Jose, West Palm Beach, Rochester, Dayton and Fresno. In addition, on August 5, 1996 the company announced that it had reached an agreement to merge with EZ Communications, Inc. EZ Communications owns and/or operates 23 radio stations in seven markets nationwide.


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               116 Huntington Avenue, Boston, Massachusetts 02116
                        (617) 375-7500 FAX (617) 375-7575